UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2013

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 3 pages

ITEM 7.01	Regulation FD Disclosure.

On September 30, 2013, the Centers for Medicare & Medicaid Services (CMS) posted a National Limit Amount (NLA) of $2,795.09 for CPT code 81211, which covers a test for the full sequencing of the BRCA 1 and 2 genes and $1,449.01 for CPT code 81214, which covers a test for the full sequencing of only the BRCA 1 gene. On November 29, 2013, CMS posted an NLA of $1,438.14 for CPT code 81211 and the same amount for CPT code 81214. There is no payment rate for code 81216, which covers a test for the full sequencing of the BRCA 2 gene. The new payment rate for CPT codes 81211 and 81214 will be effective for tests performed on or after January 1, 2014.

As the public has not had the opportunity to provide comment on the new NLA for 81211, on December 27, 2013 CMS announced that it is providing an additional public comment period through January 27, 2014. It is unclear why CMS has not valued the BRCA 2 gene in the 81211 code. It is also unclear how CMS arrived at the 81211 payment rate within the requirements of the federal gapfill regulations. We will be commenting during the new public comment period to address a number of both substantive and process concerns.

Page 2 of 3 pages

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: December 30, 2013	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

Page 3 of 3 pages